                                                                    EXHIBIT 99.1
Contact:

Richard K. Davis
VP General Counsel
Datatec Systems
973-808-4000
richarddavis@datatec.com

     DATATEC SYSTEMS ANNOUNCES THAT CERTAIN FINANCIAL STATEMENTS PREVIOUSLY
    FILED WITH THE SEC AND RELATED FINANCIAL DATA PREVIOUSLY REPORTED BY THE
                COMPANY SHOULD NOT BE RELIED UPON BY INVESTORS.

Alpharetta, Ga - August 12, 2004- Datatec Systems, Inc. (DATC.PK) an IT
professional services firm focused exclusively on the configuration, staging and implementation of large-scale, complex, local and wide area networks incorporating a broad range of technology, today announced that financial statements previously filed with the SEC and related financial data previously reported by the Company should not be relied upon by investors.

The Company previously announced that it would delay the filing with the SEC of its Form 10-Q for the fiscal quarter ended October 31, 2003. In addition, the
Company has not yet filed the Form 10-Q for the fiscal quarter ended January 31,
2004 nor its Form 10-K for the fiscal year ended April 30, 2004.

In connection with completing the financial statements contained in these SEC filings, the Company has continued to review its accounting for recognizing revenue of its customer contracts. As a result of this continuing review, the
Company believes that the cumulative amounts of revenue previously recognized on certain contracts have been overstated by between approximately $11 million and
$18 million. Therefore, certain prior periods should instead reflect either a loss instead of a profit, or, a larger loss than what was previously reported, however the specific periods to be adjusted and the related amounts have not yet been determined. Accordingly, based upon the current state of our continuing review, financial statements previously filed with the SEC and related financial data previously reported by the Company should not be relied upon by investors for the quarter ended July 31, 2003, the fiscal years ended April 30, 2003, 2002 and 2001 and for the fiscal quarters included therein.

The Company also previously announced that it expected the loss for the fiscal quarter ended October 31, 2003 to be substantially greater than $10 million. As a result of the Company's continuing review, the Company now believes that a significant portion of that loss should be reflected in prior periods.

About Datatec Systems, Inc.

Alpharetta, Ga - based Datatec Systems specializes in the large-scale deployment of networking technologies. Datatec's deployment services utilize a software-enabled implementation model and `best practices' structured process to ensure consistent outcomes. Datatec's customers include Fortune 1000 companies with large, complex, multi-branch environments and world class technology providers.

This Press Release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements as more fully discussed in Datatec's filings with the Securities and Exchange
Commission.

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